Exhibit 99.1

April 25, 2019

Media contact:	Investor/analyst contact:
Media Relations	Matt Grady
(206) 304-0008	Director, Investor Relations
(206) 392-5382

Alaska Air Group Reports First Quarter 2019 Results
Financial Highlights:

•	Reported net income under Generally Accepted Accounting Principles (GAAP) of $4 million, or $0.03 per diluted share for the first quarter of 2019 and 2018.

•
Reported net income for the first quarter of 2019, excluding special items such as merger-related costs and mark-to-market fuel hedge accounting adjustments, of $21 million, or $0.17 per diluted share, compared to $18 million or $0.14 per diluted share, in the first quarter of 2018. This quarter's adjusted results compare to the First Call analyst consensus estimate of $0.12 per share.

•	Paid a $0.35 per-share quarterly cash dividend in the first quarter, a 9% increase over the dividend paid in the first quarter of 2018.

•	Repurchased a total of 214,891 shares of common stock for approximately $13 million in the first three months of 2019.

•	Generated approximately $470 million of operating cash flow in the first three months of 2019, including merger-related costs.

•	Held $1.4 billion in unrestricted cash and marketable securities as of March 31, 2019.

•	Maintained debt-to-capitalization ratio of 47% as of March 31, 2019, similar to the 47% as of December 31, 2018.
Operational Highlights:

•	Launched commercial service from Paine Field in Everett, Washington, to eight West Coast destinations and began service from Seattle to Columbus, Ohio, and El Paso, Texas.

•	Completed painting 25 Airbus aircraft in Alaska livery, and expect to complete the remainder of the fleet in the second quarter.

•	Announced plans to build a new Alaska Lounge in Terminal 2 at San Francisco International Airport.

•	Introduced a new Alaska Airlines Visa Signature Card sign-up promotion offering up to 40,000 miles to new cardholders.

•	Added four Boeing 737-900ER aircraft to the mainline operating fleet in the first quarter of 2019.
Recognition and Awards:

•	Ranked the best U.S. Airline by Money Magazine for the second year in a row.

•	Named "Best Mid-Size Airline" by TripAdvisor in their 2019 Travelers Choice awards.

•	Ranked as the No. 2 Airline in America by The Points Guy.

SEATTLE — Alaska Air Group, Inc., (NYSE: ALK) today reported first quarter 2019 GAAP net income of $4 million, or $0.03 per diluted share, compared to $4 million, or $0.03 per diluted share in the first quarter of 2018. Excluding the impact of merger-related costs and mark-to-market fuel hedge adjustments, the company reported adjusted net income of $21 million, or $0.17 per diluted share, compared to $18 million, or $0.14 per diluted share, in 2018.
"We performed well in the first quarter despite severe winter storms in the Pacific Northwest," said Alaska CEO Brad Tilden. "The leadership team and I want to thank our employees for running the operation safely, and as smoothly as possible, and for taking great care of our guests throughout the quarter. Our margin improvement initiatives gained traction despite the storms, and we are optimistic about the rest of 2019."
The following table reconciles the company's reported GAAP net income and earnings per diluted share (diluted EPS) for the three months ended March 31, 2019 and 2018 to adjusted amounts.

	Three Months Ended March 31,
	2019		2018
(in millions, except per-share amounts)	Dollars	Diluted EPS	Dollars	Diluted EPS
GAAP net income and diluted EPS	$4	$0.03	$4	$0.03
Mark-to-market fuel hedge adjustments	(4)	(0.03)	(13)	(0.11)
Special items - merger-related costs	26	0.21	6	0.05
Special items - other	—	—	25	0.20
Income tax effect of reconciling items above	(5)	(0.04)	(4)	(0.03)
Non-GAAP adjusted net income and diluted EPS	$21	$0.17	$18	$0.14
Statistical data, as well as a reconciliation of the reported non-GAAP financial measures, can be found in the accompanying tables. A glossary of financial terms can be found on the last page of this release.
A conference call regarding the first quarter results will be streamed online at 1:30 p.m. Pacific time on April 25, 2019. It can be accessed at www.alaskaair.com/investors. For those unable to listen to the live broadcast, a replay will be available after the conclusion of the call.

References in this news release to "Air Group," "company," "we," "us" and "our" refer to Alaska Air Group, Inc. and its subsidiaries, unless otherwise specified. Alaska Airlines, Inc., Horizon Air Industries, Inc., and Virgin America Inc. (through July 20, 2018, at which point it was legally merged into Alaska Airlines, Inc.) are referred to as "Alaska," "Horizon," and "Virgin America" respectively, and together as our "airlines."

This news release may contain forward-looking statements subject to the safe harbor protection provided by Section 27A of the Securities Act of 1933, as amended, Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995. These statements relate to future events and involve known and unknown risks and uncertainties that may cause actual outcomes to be materially different from those indicated by any forward-looking statements. For a comprehensive discussion of potential risk factors, see Item 1A of the Company's Annual Report on Form 10-K for the year ended December 31, 2018, as well as in other documents filed by the Company with the SEC after the date thereof. Some of these risks include general economic conditions, increases in operating costs including fuel, competition, labor costs and relations, our indebtedness, inability to meet cost reduction goals, seasonal fluctuations in our financial results, an aircraft accident, changes in laws and regulations and risks inherent in the achievement of anticipated synergies and the timing thereof in connection with the acquisition of Virgin America. All of the forward-looking statements are qualified in their entirety by reference to the risk factors discussed therein. We operate in a continually changing business environment, and new risk factors emerge from time to time. Management cannot predict such new risk factors, nor can it assess the impact, if any, of such new risk factors on our business or events described in any forward-looking statements. We expressly disclaim any obligation to publicly update or revise any forward-looking statements after the date of this report to conform them to actual results. Over time, our actual results, performance or achievements will likely differ from the anticipated results, performance, or achievements that are expressed or implied by our forward-looking statements, and such differences might be significant and materially adverse.

Alaska Airlines and its regional partners fly 46 million guests a year to more than 115 destinations with an average of 1,200 daily flights across the United States and to Mexico, Canada and Costa Rica. With Alaska and Alaska Global Partners, guests can earn and redeem miles on flights to more than 900 destinations worldwide. Alaska Airlines ranked "Highest in Customer Satisfaction Among Traditional Carriers in North America" in the J.D. Power North America Airline Satisfaction Study for 11 consecutive years from 2008 to 2018. Learn about Alaska's award-winning service at newsroom.alaskaair.com and blog.alaskaair.com. Alaska Airlines and Horizon Air are subsidiaries of Alaska Air Group (NYSE: ALK).
###

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (unaudited)
Alaska Air Group, Inc.

	Three Months Ended March 31,
(in millions, except per-share amounts)	2019	2018	Change
Operating Revenues:
Passenger revenue	$1,716	$1,684	2%
Mileage Plan other revenue	110	107	3%
Cargo and other	50	41	22%
Total Operating Revenues	1,876	1,832	2%
Operating Expenses:
Wages and benefits	557	536	4%
Variable incentive pay	35	39	(10)%
Aircraft fuel, including hedging gains and losses	420	409	3%
Aircraft maintenance	120	107	12%
Aircraft rent	83	74	12%
Landing fees and other rentals	132	126	5%
Contracted services	72	81	(11)%
Selling expenses	72	78	(8)%
Depreciation and amortization	106	94	13%
Food and beverage service	49	50	(2)%
Third-party regional carrier expense	41	37	11%
Other	138	141	(2)%
Special items - merger-related costs	26	6	NM
Special items - other	—	25	NM
Total Operating Expenses	1,851	1,803	3%
Operating Income	25	29	(14)%
Nonoperating Income (Expense):
Interest income	9	8	13%
Interest expense	(22)	(24)	(8)%
Interest capitalized	4	5	(20)%
Other—net	(10)	(12)	(17)%
Total Nonoperating Income (Expense)	(19)	(23)	(17)%
Income Before Income Tax	6	6
Income tax expense	2	2
Net Income	$4	$4

Basic Earnings Per Share:	$0.03	$0.03
Diluted Earnings Per Share:	$0.03	$0.03

Shares Used for Computation:
Basic	123.291	123.155
Diluted	123.915	123.630

Cash dividend declared per share:	$0.35	$0.32

CONDENSED CONSOLIDATED BALANCE SHEETS (unaudited)
Alaska Air Group, Inc.

(in millions)	March 31, 2019	December 31, 2018
Cash and marketable securities	$1,436	$1,236
Other current assets	565	551
Current assets	2,001	1,787
Property and equipment - net	6,629	6,781
Operating lease assets	1,715	—
Goodwill	1,943	1,943
Intangible assets - net	127	127
Other assets	225	274
Total assets	12,640	10,912

Air traffic liability	1,116	788
Current portion of long-term debt	300	486
Current portion of operating lease liabilities	275	—
Other current liabilities	1,695	1,668
Current liabilities	3,386	2,942
Long-term debt	1,664	1,617
Long-term operating lease liabilities	1,443	—
Other liabilities and credits	2,401	2,602
Shareholders' equity	3,746	3,751
Total liabilities and shareholders' equity	$12,640	$10,912

Debt-to-capitalization ratio, adjusted for certain operating leases(a)	47%	47%

Number of common shares outstanding	123.504	123.194

(a)
Following the adoption of the new lease accounting standard on January 1, 2019, the ratio is calculated using the total capitalized Operating lease liability, whereas prior year periods were calculated utilizing the present value of aircraft lease payments. This change had no impact to the ratio.

OPERATING STATISTICS SUMMARY (unaudited)
Alaska Air Group, Inc.

	Three Months Ended March 31,
	2019	2018	Change
Consolidated Operating Statistics:(a)
Revenue passengers (000)	10,417	10,489	(0.7)%
RPMs (000,000) "traffic"	12,449	12,403	0.4%
ASMs (000,000) "capacity"	15,508	15,480	0.2%
Load factor	80.3%	80.1%	0.2 pts
Yield	13.78¢	13.58¢	1.5%
RASM	12.10¢	11.84¢	2.2%
CASMex(b)	9.06¢	8.81¢	2.8%
Economic fuel cost per gallon(b)	$2.13	$2.14	(0.5)%
Fuel gallons (000,000)	199	197	1.0%
ASM's per gallon	77.9	78.6	(0.9)%
Average number of full-time equivalent employees (FTE)	21,832	21,266	2.7%
Mainline Operating Statistics:
Revenue passengers (000)	7,864	8,211	(4.2)%
RPMs (000,000) "traffic"	11,172	11,360	(1.7)%
ASMs (000,000) "capacity"	13,874	14,098	(1.6)%
Load factor	80.5%	80.6%	(0.1) pts
Yield	12.73¢	12.69¢	0.3%
RASM	11.31¢	11.20¢	1.0%
CASMex(b)	8.30¢	8.02¢	3.5%
Economic fuel cost per gallon(b)	$2.12	$2.13	(0.5)%
Fuel gallons (000,000)	169	172	(1.7)%
ASM's per gallon	82.1	82.0	0.1%
Average number of FTE's	16,457	16,013	2.8%
Aircraft utilization	10.4	11.2	(7.1)%
Average aircraft stage length	1,304	1,285	1.5%
Operating fleet	237	224	13 a/c
Regional Operating Statistics:(c)
Revenue passengers (000)	2,553	2,278	12.1%
RPMs (000,000) "traffic"	1,277	1,043	22.4%
ASMs (000,000) "capacity"	1,634	1,382	18.2%
Load factor	78.2%	75.5%	2.7 pts
Yield	23.03¢	23.70¢	(2.8)%
RASM	18.68¢	18.26¢	2.3%
Operating fleet	93	83	10 a/c

(a)	Except for FTEs, data includes information related to third-party regional capacity purchase flying arrangements.

(b)	See a reconciliation of this non-GAAP measure and Note A for a discussion of potential importance of this measure to investors in the accompanying pages.

(c)	Data presented includes information related to flights operated by Horizon and third-party carriers, excluding Pen Air.

OPERATING SEGMENTS (unaudited)
Alaska Air Group, Inc.

	Three Months Ended March 31, 2019
(in millions)	Mainline	Regional	Horizon	Consolidating & Other	Air Group Adjusted(a)	Special Items(b)	Consolidated
Operating revenues
Passenger revenues	$1,422	$294	$—	$—	$1,716	$—	$1,716
CPA revenues	—	—	116	(116)	—	—	—
Mileage Plan other revenue	100	10	—	—	110	—	110
Cargo and other	48	1	1	—	50	—	50
Total operating revenues	1,570	305	117	(116)	1,876	—	1,876
Operating expenses
Operating expenses, excluding fuel	1,152	274	97	(118)	1,405	26	1,431
Economic fuel	358	66	—	—	424	(4)	420
Total operating expenses	1,510	340	97	(118)	1,829	22	1,851
Nonoperating income (expense)
Interest income	16	—	—	(7)	9	—	9
Interest expense	(21)	—	(8)	7	(22)	—	(22)
Interest capitalized	4	—	—	—	4	—	4
Other - net	(10)	—	—	—	(10)	—	(10)
Total Nonoperating income (expense)	(11)	—	(8)	—	(19)	—	(19)
Income (loss) before income tax	$49	$(35)	$12	$2	$28	$(22)	$6

	Three Months Ended March 31, 2018
(in millions)	Mainline	Regional	Horizon	Consolidating & Other	Air Group Adjusted(a)	Special Items(b)	Consolidated
Operating revenues
Passenger revenues	$1,441	$243	$—	$—	$1,684	$—	$1,684
CPA revenues	—	—	110	(110)	—	—	—
Mileage Plan other revenue	98	9	—	—	107	—	107
Cargo and other	40	—	1	—	41	—	41
Total operating revenues	1,579	252	111	(110)	1,832	—	1,832
Operating expenses
Operating expenses, excluding fuel	1,131	239	104	(111)	1,363	31	1,394
Economic fuel	367	55	—	—	422	(13)	409
Total operating expenses	1,498	294	104	(111)	1,785	18	1,803
Nonoperating income (expense)
Interest income	11	—	—	(3)	8	—	8
Interest expense	(22)	—	(5)	3	(24)	—	(24)
Interest capitalized	4	—	1	—	5	—	5
Other - net	(5)	(7)	—	—	(12)	—	(12)
Total Nonoperating income (expense)	(12)	(7)	(4)	—	(23)	—	(23)
Income (loss) before income tax	$69	$(49)	$3	$1	$24	$(18)	$6

(a)
The Air Group Adjusted column represents the financial information that is reviewed by management to assess performance of operations and determine capital allocation and does not include certain charges. See Note A in the accompanying pages for further information.

(b)	Includes merger-related costs, an employee bonus awarded in January 2018 in connection with the Tax Cuts and Jobs Act, and mark-to-market fuel hedge accounting adjustments.

GAAP TO NON-GAAP RECONCILIATIONS (unaudited)
Alaska Air Group, Inc.

CASM Excluding Fuel and Special Items Reconciliation
	Three Months Ended March 31,
	2019		2018
Consolidated:
CASM	11.94	¢	11.65	¢
Less the following components:
Aircraft fuel, including hedging gains and losses	2.71		2.64
Special items - merger-related costs	0.17		0.04
Special items - other(a)	—		0.16
CASM excluding fuel and special items	9.06	¢	8.81	¢

Mainline:
CASM	11.04	¢	10.72	¢
Less the following components:
Aircraft fuel, including hedging gains and losses	2.55		2.51
Special items - merger-related costs	0.19		0.04
Special items - other(a)	—		0.15
CASM excluding fuel and special items	8.30	¢	8.02	¢

(a)	Special items - other includes special charges associated with the employee tax reform bonus awarded in January 2018.

Fuel Reconciliation
	Three Months Ended March 31,
	2019		2018
(in millions, except for per-gallon amounts)	Dollars	Cost/Gallon	Dollars	Cost/Gallon
Raw or "into-plane" fuel cost	$421	$2.11	$423	$2.15
(Gains) losses on settled hedges	3	0.02	(1)	(0.01)
Consolidated economic fuel expense	424	2.13	422	2.14
Mark-to-market fuel hedge adjustment	(4)	(0.02)	(13)	(0.07)
GAAP fuel expense	$420	$2.11	$409	$2.07
Fuel gallons	199		197

Debt-to-capitalization, adjusted for certain operating leases
(in millions)	March 31, 2019	December 31, 2018
Long-term debt	$1,664	$1,617
Capitalization of certain operating leases(a)	1,718	1,768
Adjusted debt	3,382	3,385
Shareholders' equity	3,746	3,751
Total Invested Capital	$7,128	$7,136

Debt-to-capitalization ratio, adjusted for certain operating leases	47%	47%

(a)
Following the adoption of the new lease accounting standard on January 1, 2019, the ratio is calculated using the total capitalized Operating lease liability, whereas prior year periods were calculated utilizing the present value of aircraft lease payments. This change had no impact to the ratio.

Note A: Pursuant to Regulation G, we are providing reconciliations of reported non-GAAP financial measures to their most directly comparable financial measures reported on a GAAP basis. We believe that consideration of these non-GAAP financial measures may be important to investors for the following reasons:

•
By eliminating fuel expense and certain special items (including merger-related costs) from our unit metrics, we believe that we have better visibility into the results of operations and our non-fuel cost-reduction initiatives. Our industry is highly competitive and is characterized by high fixed costs, so even a small reduction in non-fuel operating costs can result in a significant improvement in operating results. In addition, we believe that all domestic carriers are similarly impacted by changes in jet fuel costs over the long run, so it is important for management (and thus investors) to understand the impact of (and trends in) company-specific cost drivers such as labor rates and productivity, airport costs, maintenance costs, etc., which are more controllable by management.

•
Cost per ASM (CASM) excluding fuel and certain special items, such as merger-related costs, is one of the most important measures used by management and by the Air Group Board of Directors in assessing quarterly and annual cost performance.

•
Adjusted income before income tax and CASM excluding fuel (and other items as specified in our plan documents) are important metrics for the employee incentive plan, which covers the majority of Air Group employees.

•
CASM excluding fuel and certain special items is a measure commonly used by industry analysts, and we believe it is the basis by which they compare our airlines to others in the industry. The measure is also the subject of frequent questions from investors.

•
Disclosure of the individual impact of certain noted items provides investors the ability to measure and monitor performance both with and without these special items. We believe that disclosing the impact of certain items, such as merger-related costs and mark-to-market hedging adjustments, is important because it provides information on significant items that are not necessarily indicative of future performance. Industry analysts and investors consistently measure our performance without these items for better comparability between periods and among other airlines.

•
Although we disclose our passenger unit revenues, we do not (nor are we able to) evaluate unit revenues excluding the impact that changes in fuel costs have had on ticket prices. Fuel expense represents a large percentage of our total operating expenses. Fluctuations in fuel prices often drive changes in unit revenues in the mid-to-long term. Although we believe it is useful to evaluate non-fuel unit costs for the reasons noted above, we would caution readers of these financial statements not to place undue reliance on unit costs excluding fuel as a measure or predictor of future profitability because of the significant impact of fuel costs on our business.

GLOSSARY OF TERMS

Aircraft Utilization - block hours per day; this represents the average number of hours per day our aircraft are in transit

Aircraft Stage Length - represents the average miles flown per aircraft departure

ASMs - available seat miles, or “capacity”; represents total seats available across the fleet multiplied by the number of miles flown

CASM - operating costs per ASM, or "unit cost"; represents all operating expenses including fuel and special items

CASMex - operating costs excluding fuel and special items per ASM; this metric is used to help track progress toward reduction of non-fuel operating costs since fuel is largely out of our control

Debt-to-capitalization ratio - represents adjusted debt (long-term debt plus the present value of future operating lease payments) divided by total equity plus adjusted debt

Diluted Earnings per Share - represents earnings per share (EPS) using fully diluted shares outstanding

Diluted Shares - represents the total number of shares that would be outstanding if all possible sources of conversion, such as stock options, were exercised

Economic Fuel - best estimate of the cash cost of fuel, net of the impact of our fuel-hedging program

Free Cash Flow - total operating cash flow generated less cash paid for capital expenditures

Load Factor - RPMs as a percentage of ASMs; represents the number of available seats that were filled with paying passengers

Mainline - represents flying Boeing 737, Airbus 320 and Airbus 321neo family jets and all associated revenues and costs

Productivity - number of revenue passengers per full-time equivalent employee

RASM - operating revenue per ASMs, or "unit revenue"; operating revenue includes all passenger revenue, freight & mail, Mileage Plan and other ancillary revenue; represents the average total revenue for flying one seat one mile

Regional - represents capacity purchased by Alaska from Horizon, SkyWest and PenAir. In this segment, Regional records actual on-board passenger revenue, less costs such as fuel, distribution costs, and payments made to Horizon, SkyWest and PenAir under the respective capacity purchased arrangement (CPAs). Additionally, Regional includes an allocation of corporate overhead such as IT, finance, other administrative costs incurred by Alaska and on behalf of Horizon.

RPMs - revenue passenger miles, or "traffic"; represents the number of seats that were filled with paying passengers; one passenger traveling one mile is one RPM

Yield - passenger revenue per RPM; represents the average revenue for flying one passenger one mile